AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT effective September 24, 2024, as approved by the Board on August 22, 2024, (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement as previously amended (the “Agency Agreement”), between J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, (each series portfolio, a “Lender”) and Citibank, N.A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to further amend the Agency Agreement to add additional borrowers; and,

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Schedule I

Schedule I of the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Schedule I attached hereto.

2.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to update Lender fund names under the Agency Agreement.

3.	Miscellaneous

(a)

This Amendment supplements and further amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	/s/ William Mascaro	By:	/s/ Shannon M. Gaines
Name:	William Mascaro	Name:	Shannon M. Gaines
Title:	Managing Director	Title:	Assistant Treasurer

AMENDED Schedule I

(Amended as of [    2024])

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

SECURITIES LENDING BORROWERS

LENDER: J.P. Morgan Exchange Traded Fund Trust on behalf of each of its series listed on Exhibit A severally and not jointly

MSLA	Borrower Name
[Redacted]

GMSLA	[Redacted]

Additions to the GMSLA as of the effective date of the agreement: [Redacted]

AMSLA	[Redacted]

1.

By choosing Citigroup Global Markets Inc. (“CGMI”) or Citigroup Global Markets Limited (“CGML”) as an approved borrower, you acknowledge that such entity is an affiliate of Citibank, N.A. (“Citibank”).

2.

By choosing Citibank as an approved borrower, you agree that, from time to time, Citibank may (1) borrow securities for its own proprietary transactions or (2) borrow securities from you, and on-lend them to other borrowers as riskless principal/conduit lender. As to only these loans, the Agent shall have all the rights and obligations of the Borrower as set forth in the Lending Agreements, provided however that:

With respect to loans made pursuant to (1) above, Citibank acknowledges and agrees that such loans:

(a)	shall be made pursuant to terms and conditions substantively equivalent to the terms and conditions of loans with other Borrowers under the Lending Agreement; and

(b)	shall be made at rates and pricing equal to or better than rates or pricing negotiated with other borrowers for a similarly structured loan.

With respect to loans made pursuant to (2) above:

(a)	Citibank will do so only upon receipt of a request by a potential borrower (which may include entities affiliated with Citibank), and not for its own account.

(b)	Citibank will only do so if a potential borrower is not on your list of approved borrowers (such a borrower, a “non-approved borrower”).

(c)

Citibank will only do so if, at the time that a non-approved borrower offers to borrow the same securities from Citibank, we have not received nor have actual knowledge of an offer to borrow the same securities from an approved borrower.

(d)	You acknowledge that Citibank will be compensated by means of a spread between the fees paid to you by Citibank and the fees charged by Citibank to the ultimate borrower.

(e)

You confirm that you are not a fund or plan subject to the Employee Retirement Income Security Act of 1974 (ERISA), are not an affiliate of Citibank under section 23A of the Federal Reserve Act, and that no Citibank affiliate has investment discretion over the assets to be lent (unless specific authorization exists under Applicable Law).

(f)	Loans are not currently being made pursuant to (2) and Citibank will notify Lender if it intends to propose a Loan to be made under (2).

Lender: J.P. Morgan Exchange Traded Fund Trust on behalf of each of its series listed on Exhibit A severally and not jointly

By:	/s/ Shannon M. Gaines

Name: Shannon M. Gaines
Title: Assistant Treasurer

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS USD HIGH YIELD CORPORATE BOND ETF	[REDACTED]
JPMORGAN ULTRA-SHORT INCOME ETF	[REDACTED]
JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[REDACTED]
JPMORGAN U.S. DIVIDEND ETF	[REDACTED]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[REDACTED]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[REDACTED]
JPMORGAN U.S. QUALITY FACTOR ETF	[REDACTED]
JPMORGAN U.S. VALUE FACTOR ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS EUROPE ETF	[REDACTED]
JPMORGAN BETABUILDERS DEVELOPED ASIA PACIFIC ex-JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS CANADA ETF	[REDACTED]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[REDACTED]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[REDACTED]
JPMORGAN MUNICIPAL ETF	[REDACTED]
JPMORGAN BETABUILDERS USD INVESTMENT GRADE CORPORATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN CORE PLUS BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS 1-5 YEAR U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN INTERNATIONAL GROWTH ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN CARBON TRANSITION U.S. EQUITY ETF	[REDACTED]
JPMORGAN SHORT DURATION CORE PLUS ETF	[REDACTED]
JPMORGAN ACTIVEBUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN INCOME ETF	[REDACTED]

Fund Name	Custody Account Number
JPMORGAN ACTIVE VALUE ETF	[REDACTED]
JPMORGAN INFLATION MANAGED BOND ETF	[REDACTED]
JPMORGAN INTERNATIONAL RESEARCH ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN MARKET EXPANSION ENHANCED EQUITY ETF[1]	[REDACTED]
JPMORGAN REALTY INCOME ETF	[REDACTED]
JPMORGAN CLIMATE CHANGE SOLUTIONS ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN SUSTAINABLE INFRASTRUCTURE ETF	[REDACTED]
JPMORGAN ACTIVE GROWTH ETF	[REDACTED]
JPMORGAN ACTIVE CHINA ETF	Pending - TBD
JPMORGAN ACTIVE SMALL CAP VALUE ETF	Pending - TBD
JPMORGAN BETABUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. GROWTH ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. VALUE ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 20+ YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 3-10 YEAR ETF	Pending - TBD
JPMORGAN BETABUILDERS U.S. TREASURY BOND 1-5 YEAR ETF[2]	Pending - TBD
JPMORGAN BETABUILDERS U.S. TIPS 0-5 YEAR ETF[2]	Pending - TBD
JPMORGAN LIMITED DURATION BOND ETF	Pending - TBD
JPMORGAN EQUITY FOCUS ETF	Pending - TBD
JPMORGAN HIGH YIELD MUNICIPAL ETF	Pending - TBD
JPMORGAN SUSTAINABLE MUNICIPAL INCOME ETF	Pending - TBD
JPMORGAN HEALTHCARE LEADERS ETF	Pending - TBD
JPMORGAN U.S. TECH LEADERS ETF	Pending - TBD
JPMORGAN INTERNATIONAL VALUE ETF	Pending - TBD
JPMORGAN GLOBAL SELECT EQUITY ETF	Pending - TBD
JPMORGAN ACTIVE BOND ETF	Pending - TBD
JPMORGAN HEDGED EQUITY LADDERED OVERLAY ETF	Pending - TBD
JPMORGAN ACTIVE DEVELOPING MARKETS EQUITY ETF	Pending - TBD
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE CORE ETF	Pending - TBD
JPMORGAN FUNDAMENTAL DATA SCIENCE MID CORE ETF	Pending - TBD
JPMORGAN FUNDAMENTAL DATA SCIENCE SMALL CORE ETF	Pending - TBD
JPMORGAN DIVIDEND LEADERS ETF	Pending - TBD
JPMORGAN ACTIVE HIGH YIELD ETF	Pending - TBD
JPMORGAN FLEXIBLE INCOME ETF	Pending - TBD

[1]	To be renamed JPMorgan Small & Mid Cap Enhanced Equity ETF on or about September 30, 2024.
[2]	To liquidate on or about Q4 2024.